UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2011
DiamondRock Hospitality Company
(Exact name of registrant as specified in its charter)

Maryland	001-32514	20-1180098

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500 Bethesda, MD	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 744-1150
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
On June 2, 2011, DiamondRock Hospitality Company (the “Company”) and DiamondRock Hospitality Limited Partnership (the “Operating Partnership”) entered into an amendment (the “Second Amendment”) to the Second Amended and Restated Credit Agreement, dated August 6, 2010 (the “Credit Agreement”). The Credit Agreement amount will remain at $200 million. The following is a summary of the terms that have been amended pursuant to the Second Amendment.
•	The maturity date of the Credit Agreement was extended to August 6, 2014. The Company has an additional one year extension option to August 6, 2015, subject to the satisfaction of customary conditions and the payment of applicable fees.
•	The Credit Agreement extension fee was reduced to 25 basis points.
•	Interest accrues on advances under the Credit Agreement at varying rates, based upon LIBOR plus an applicable margin. The LIBOR floor of 100 basis points was eliminated. The applicable margin is based upon the Company’s ratio of net indebtedness to EBITDA, as follows:

	Ratio of Net Indebtedness
Level	to EBITDA	Applicable Margin
1	Less than 4.00 to 1.00	2.25%
2	Greater than or equal to 4.00 to 1.00 but less than 5.00 to 1.00	2.50%
3	Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	2.75%
4	Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	3.00%
5	Greater than or equal to 6.00 to 1.00	3.25%
•	The fees paid on the used portion of the Credit Agreement have been lowered to (x) 0.30% if the average used portion is less than or equal to 50% and (y) 0.40% if the average unused portion is greater than 50%.
•	The financial covenant for the minimum fixed charge coverage ratio is 1.50x for the entire term of the Credit Agreement.
•	The financial covenant for the minimum tangible net worth has increased to $1.8 billion.
•	The Company has the right to increase the amount of the Credit Agreement to $400 million with the lenders’ approval.
The Company incurred $0.9 million in amendment and arranger fees in conjunction with amending the Credit Agreement. The Operating Partnership had $115 million in borrowings outstanding under the Credit Agreement as of June 2, 2011.

The foregoing description of the Second Amendment to the Credit Agreement is qualified in its entirety by the full terms and conditions of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 8.01. Other Events.
On May 17, 2011, the Company and the Operating Partnership entered into the First Amendment to the Credit Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “First Amendment”). The First Amendment provides that the lenders thereunder may accept the assignment of mortgages securing properties located in the state of New York.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See Index to Exhibits attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY
Date: June 6, 2011	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated as of June 2, 2011

99.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of May 17, 2011